Exhibit 99.1

FOR IMMEDIATE RELEASE

Vu1 Corporation to Evaluate Strategic Alternatives

July 31, 2015 – Vu1 Corporation today announced that the board of directors has initiated a process to explore strategic alternatives, including but not limited to a possible sale of the Company, a strategic partnership, a technology licensing agreement, or an additional raise of equity capital.

The Company’s focus will be to find the best alternative enabling it to continue to develop, produce and market its unique Electron Stimulated Luminescence (ESL) technology in order to maximize the value of the business and intellectual property.

The Company said there can be no assurance that any transaction will occur, or, if one is undertaken, its terms or timing. The Company stated that it does not have a defined timeline for the strategic review process and does not expect to update its progress or disclose developments with respect to the assessment of strategic alternatives unless the Board of Directors has approved a definitive transaction on terms that the board of directors believes will be in the best interests of the shareholders of Vu1.

About Vu1 Corporation
Vu1 Corporation is dedicated to applying its unique in market patented Electron Stimulated Luminescence (ESL) technology to produce energy efficient, environmentally friendly lighting solutions. Vu1 has developed a new energy efficient light bulb to provide the consumer market with an affordable, non-toxic light bulb with features consumers are demanding and not receiving from existing energy efficient lighting products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements including, but not limited to our strategic and business development plans and our ability to obtain future funding. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-K for the year ended December 31, 2014 and our other periodic reports as filed from time to time).